EMPLOYMENT AGREEMENT
("Agreement")

Entered into between

LEATT CORPORATION
("the employer")

And

Christopher James Leatt
("the employee")

Appointment as Chairman of the Board of Directors, Head of Research and Development

1.1 The employer appointed the employee to the position of Chairman of the Board and Head of R&D since 9th November 2010 subject further to the terms and conditions set out herein.

1.2 The employee hereby accepts such appointment.

1.3 Notwithstanding the date of appointment, the employee's service since inception of his employment with the company on 1st January 2007 will be regarded as continuous; and

1.4 Where the provisions of this contact differ from those contained in the employee's previous contract of employment, the provisions of this contract will prevail.

2. **Period of appointment**

2.1 The employee is appointed for an indefinite period subject however to termination in accordance with the provisions of clause 17 below.

2.2 The agreed retirement age is the end of the month in which the employee turns 65 years of age.

3. **Warranty**

The employee warrants that subject to necessary induction, he/she is capable and competent to perform the duties that he/she has been engaged to do, and also that he/she has the necessary skills and knowledge to perform the same.

4. **Scope of duties**

4.1 The employee shall report to the Board of Directors. It is accepted and agreed that this reporting line may change from time to time according to the operational needs and exigencies of the employer.

4.2 The employee's initial key performance areas, roles and responsibilities are as set out in the job description which is annexed hereto marked "A" as well as in the Company's Bylaws.

4.3 The employer may amend or expand upon these roles, responsibilities and duties in consultation with the employee to suit the employer's operational and other requirements.

4.4 The employer will evaluate the employee's performance on a quarterly basis.

4.5 The employee may not be involved or engaged in any activity of any nature whatsoever which may put him/her in a position of a conflict of interest with the employer and his/her duties and obligations to the employer. It is

recorded that the Employee is a beneficiary, through Xceed Holdings cc, of a royalty agreement for neck braces.

4.6 The employee shall be true and faithful to the employer in all dealings whatsoever relating to the employer and shall exhibit and maintain the utmost good faith towards the employer.

5 Specific duties and obligations of the employee

The Board of Directors may assign specific tasks and duties to the employee from time to time.

The employee undertakes:

5.1 Diligently to perform all such duties and exercise such powers consistent with the position to which he/she is appointed;

5.2 To carry out to the best of his/her ability and under the control of the employer, such duties and functions as may reasonably be assigned to the employee from time to time by the Board of Directors or any other person delegated by the Board for such purposes;

5.3 Outside normal business hours, and when necessary, to devote such portion of his/her time, attention and abilities to the affairs of the employer as may be reasonable in the circumstances; and

5.4 To obey and observe all lawful instructions.

6 Remuneration

6.1 As remuneration for the services of the employee, the employer shall pay a salary of USD 487,668 per annum to the employee. The employee shall be responsible for all taxes levied on the remuneration;

6.2 The remuneration package shall be structured in a tax efficient manner in consultation with the employee. The cash portion of the remuneration shall be payable in arrears in 12 equal installments on or before the last business day of each month;

6.3 Any expenditure incurred by the employee in the course and scope of his/her employment, shall only be reimbursed on production of relevant invoices and vouchers and provided that the employee has complied with relevant policies in respect of the incurring of such expenditure and the submission of any claims for reimbursement; and

6.4 The Employee shall be eligible to receive an annual discretionary performance bonus should the Employee attain the goals that will be reviewed by Remco, the balance of the Board of Directors and the Employee quarterly, subject to the Company's financial performance.

7 **Office and working hours**

The employer's standard office hours are from 08h00 to 16h30 with ½ hour for lunch on Mondays to Fridays, unless agreed otherwise due to operational requirements (this can be tacit or verbal agreements). However, by virtue of the seniority of the position, the employee is expected to work beyond these hours and over weekends when necessary and when the employee's duties require this for no extra remuneration.

8 **Annual leave**

8.1 The employee shall be entitled to **21 (twenty-one)** working days annual leave per annum accruable in arrears;

8.2 The parties will agree annually or ad hoc when leave will be taken by the employee. The employee agrees that the employer will grant leave according to the employer's operational requirements and in accordance with the reasonable needs of the employee; and

8.3 The parties agree that at no time may the employee have an accrued leave credit from any previous leave cycle or accumulation of previous leave cycle in excess of 10 (ten) working days. In this regard, the employer follows a policy with regard to leave of "use it or lose it" subject to the provisions of this clause unless otherwise agreed in writing due to operational reasons.

9 **Sick leave**

The employee shall be entitled to 30 (thirty) working days sick leave during each period of 36 consecutive months of employment, provided that:

During the first 6 consecutive months of employment, the employee shall be entitled to one days paid sick leave for every 26 days worked.

10 **Family responsibility leave**

10.1 To qualify for this benefit, the employee should have been in the employ of the employer for a period in excess of 6 months.

10.2 At the request of the employee, 3 days paid leave will be granted to the employee during each annual leave cycle. The employee will be entitled to take such leave:

10.2.1 When his/her child is born; or

10.2.2 When his/her child is sick; or

10.2.3 In the event of the death of –

10.2.3.1 The employee's spouse or life partner; or

10.2.3.2 The employee's parent, adoptive parent, grandparent, child, adopted child, grandchild or sibling.

11 Public holidays

The employee will not be required to work on public holidays or weekends including Sundays unless the exigencies of the employee's work requirements require this. Should a public holiday fall within the employee's period of leave, it shall not form part thereof.

12 Medical examination

The employer may require the employee to submit to a reasonable medical examination or tests from time to time at its expense and during working hours where the inherent requirements of the employee's job require this, or where grounds exist on the part of the employer to believe that the employee may be medically incapable of performing his/her duties and obligations in terms of this agreement.

13 Non-disclosure or misrepresentation

Any material non-disclosure or misrepresentation made by the employee in regard to his/her previous employment, medical condition, references or curriculum vitae or any screening application form, constitutes serious misconduct.

14 Change of duties

The employee may be required to perform duties associated with his/her post which may change from time to time with the changing operational requirements of the employer.

15 **Notice period**

This agreement may be terminated by either party in writing on notice of not less than 12 (twelve) full calendar months.

16 **Termination**

16.1 Written notice of termination shall be given specifying the duration of the period of notice and the date when this agreement shall terminate;

16.2 The Employee, as part of his notice period, will assist in the appointment of his successor and be available for a period of 6 (six) months after termination of his employment to answer and "hand over" questions;

16.3 Should Leatt Corporation be sold and the employee not be retained, the employee will assist with any necessary transfer responsibilities;

16.4 The minimum period of notice for this agreement is 12 (twelve) months; and

16.5 Notwithstanding the aforementioned, the Corporation shall be entitled to dismiss the Executive with immediate effect if the Executive has grossly neglected his obligations to the Corporation or otherwise committed a material breach of contract. Breach on the following ground shall always be considered a material breach of contract:

16.5.1 Embezzlement or any other criminal offence by the Executive involving misuse or misappropriation on money or other property of the Corporation or its subsidiaries;

16.5.2 The Executive's intentional failure and/or refusal to perform specific directives of the Corporation, which directives are consistent with the scope and nature of the Executive's duties and responsibilities and which failure constitutes insubordination;

16.5.3 The Executive's commission of fraud, conviction of a felony, habitual drunkenness or habitual use of illegal substances during work hours, on Corporation property or while acting on behalf of the Corporation; or any conduct that brings the public reputation of the Corporation in disrepute, regardless of when or where, whether while the Executive is acting on behalf of the Corporation or not;

16.5.4 Any act of dishonesty or disloyalty by the Executive that violates the Executive's fiduciary duties to the Corporation or its public shareholders or violates any applicable laws or regulations, or violates the fraud provisions of any nation state's securities laws and regulations;

16.5.5 The breach by the Executive of any intentional non-disclosure/confidentiality clauses of this Agreement;

16.5.6 Any intentional act or act of gross negligence by the Executive that would impair the public reputation of the Corporation in the mind of a reasonable executive;

16.5.7 Failure of the Executive to adhere to the instructions of the Board of Directors; or/and

16.5.8 Any act involving gross negligence in the performance of his duties that causes significant financial harm or injures the public reputation of the Corporation.

17 Disciplinary measures and incapacity (poor performance and medical incapacity)

Disciplinary guidelines may be laid down by the employer from time to time and may be amended from time to time in its discretion. The guidelines as to discipline and incapacity (either poor performance or medical incapacity) as contained in Schedule 8 of the Labour Relations Act 1995, will apply.

18 Medical aid

18.1 The Company shall pay medical aid contributions on behalf of the employee to a medical aid plan provided by such medical aid scheme or schemes as the employer may select from time to time, for the employee's immediate family members, namely the employee's spouse and children;

18.2 Membership of one of such schemes as is provided by the company is obligatory unless the employee is covered by his or her spouse's or partner's medical aid scheme; and

18.3 The company will endeavour although does not guarantee this contractually, to facilitate the provision of GAP coverage to enhance the benefits received from the particular medical plan in question.

19 Life insurance and disability cover

N/A

20 Retirement funding

The company does not provide retirement funding and the employee must make his/her own arrangements in this regard.

21 Compliance with the employer's policies

The employee is required to comply with all the employer's policies in existence from time to time including but not limited to:

- Cell phone policy
- Code of ethics
- Copyright policy
- Corporate discount policy
- Gift registry
- Intellectual Property Register
- Investor relations and Public Disclosure Policy
- Communications and IT Policy
- Non-disclosure agreements policy
- Photograph policy
- Product recall procedure
- Shareholder procedure
- Insider Trading Policy

These policies are all posted on the company's Intranet and the employee hereby undertakes and warrants that he/she will familiarize him/herself with all of these policies to which he/she is contractually bound.

22 Confidentiality

22.1 The employee undertakes that he/she shall not, whether for his/her own benefit or that of others directly or indirectly, make use or avail him/herself or derive profit from any information or knowledge in relation to the business or affairs of the employer or any of its shareholders which he/she may have

acquired by reason of his/her position in or association with the business of the employer.

22.2 The employee undertakes that he/she shall not utilize or directly or indirectly divulge or disclose to others any of the employer's confidential information or trade secrets which information and trade secrets shall include, but not be limited to:

22.3 All internal control systems, policies, procedures and manuals;

22.4 Financial details of the employer's relationship with its employees, suppliers, business associates and clients;

22.5 Knowledge of or influence over the employer's suppliers, business associates and clients;

22.6 Details of the employer's financial structure and operating results;

22.7 The contractual relationship between the employer and clients with whom it has business arrangements of whatsoever nature;

22.8 Product knowledge, new developments, business methods and methodologies, business strategies and business techniques;

22.9 Any intellectual property belonging to the employer that the employee may acquire knowledge of during his/her employment;

22.10 Costing and price structure;

22.11 The employee shall not, either for the employee's own account or as a representative or agent for any third party, persuade, induce, encourage or procure any employee employed by the employer to become employed by or interested directly in any manner whatsoever in any business which is in competition with the business carried on by the employer or to terminate his/her employment by the employer.

22.12 The commission of any of the above shall constitute a breach of confidentiality which is a serious breach of the terms and conditions of employee's employment entitling the employer immediately to terminate the services of the employee provided a fair process has been followed.

23 **Transfers**

The employer shall be entitled to transfer the employee's location of employment from one place or location to another, if its operational needs and exigencies require this and provided that the employee is in agreement.

24 Safety and security

The employee agrees to observe and obey all the safety and security rules and policies that may be prescribed by the employer from time to time and in the course and scope of his/her duties take due care to ensure the safety of the employee and all fellow employees and/or contractors and/or visitors to the premises of the employer.

25 Duty to disclose

The employee undertakes immediately to notify the employer should he/she be charged with a crime involving dishonesty or corruption or with any offence prescribed in Schedule 1 to the Criminal Procedure Act.

26 Restraint of Trade

A restraint of trade will be negotiated, agreed to by both parties and annexed to this agreement at a later date.

27 Intellectual Property

27.1 It is recorded that the employer has developed and is developing a number of specific products, programs, projects, precedents, address lists, documentation and the like ("Programs and Documentation") to further the business of the employer. The employee will establish and work with a number of these programs, projects and utilize the documentation associated therewith. It is specifically agreed by the parties thereto and so recorded that these programs and documentation will remain the intellectual property of the employer.

27.2 It is further recorded that any intellectual property of whatsoever nature that the employee may develop or create whilst in the employ of the employer and related to the business of the employer, is or will become the intellectual property of the employer and not the employee.

27.3 Without affecting the generality of the aforegoing:

27.3.1 If you (whether alone or with any other person) make any invention whether patentable or not which relates to or is capable of being used in any business of the company with which you are (at the time of making the invention) or have been (within two years before that time) concerned to a material degree you must disclose this to the employer immediately. Reference to "invention" or "inventions" below shall include drawings and models of any improvement, invention or discovery;

27.3.2 As between you and the employer, the ownership of all inventions made by you will vest in the employer. To the extent that invention does not automatically vest in the employer by operation of law, you shall hold it in trust for the employer, and at the request and expense of the company, do all things necessary or desirable to enable the employer or its nominees to obtain for itself the full benefit of and to secure patent and other appropriate forms of protection for the invention throughout the world. The patenting and exploitation of any such invention shall be at the sole discretion of the employer;

27.3.3 You shall immediately disclose to the employer or copyright works or designs originated, conceived, written or made by you alone or with others during your employment which related, or could relate, to the employer's business and shall (to the extent that they do not automatically vest in the company by operation of law) hold them in trust for the employer until such rights have been fully and absolutely vested in the employer; and

27.3.4 You shall assign to the employer by way of future assignment (to the extent not already vested in the employer by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written or made by you alone or with others during your employment which relate or could relate, to the employer's business.

28 Disclosure of interest

The employee must provide the employer with a written Declaration of Interest in any other business, Close Corporation, partnership, trust and/or other association of which the employee may be a Director or office bearer or in any way associated with or in which the employee may have a financial interest. Such declaration of interest must be updated every fiscal quarter.

29 General

29.1 This agreement contains all of the expressed provisions agreed upon by the parties with regard to the subject matter hereof and the parties waive the right to rely on any express provision or representation not contained herein.

29.2 No agreement varying, adding to, deleting from, or canceling this agreement and no waiver of any rights under this agreement shall be effective unless reduced to writing and signed by or on behalf of the parties.

29.3 No relaxation by a party of any of its rights in terms of this agreement at any time shall prejudice or be deemed to be a waiver of any party's rights, unless such waiver is in writing, and the parties shall be entitled to exercise their rights thereafter as if such relaxation had not taken place.

29.4 The employee indemnifies the employer from and against all actions, claims, costs, proceedings, expenses, loss or damage (including without limitation, legal costs) which may arise directly or indirectly from any breach of the terms of this agreement or from any delictual claim brought against the employer by any party for which the employee was legally responsible rendering the employer legally liable to such party.

29.5 This agreement contains the entire agreement between the parties and is the sole memorial of the agreement between the parties and no party shall be bound by any undertakings, presentations, warranties or the like not recorded in writing and signed by all the parties to this agreement or their duly authorised representatives.

29.6 All notes and memoranda or other documentation, email or computer records in whatever form or any trade secrets or confidential information concerning the business of the company or its customers which you require, receive or make during the course of this agreement shall be the property of the employer and must be surrendered immediately on the termination of this agreement, or if so requested, at any time during the currency of this agreement.

30 **Domicilium citandi et executandi**

The parties choose the following addresses for all purposes arising out of this agreement as their domicilium citandi:

The employer: **50 Kiepersol Drive,**
Atlas Gardens
Durbanville
7550
Western Cape

The employee: **10 Sidmouth Avenue**
Upper Claremont
7708
Western Cape

SIGNED THIS 15th DAY OF May 2014

____

for and on behalf of the Company

____

for and on behalf of the Employee

Annexure "A": Job Description

- Management of all research and development activities of the Leatt Lab ;
- Responsible for bringing to market innovative, revolutionary products that represent potential future growth areas for the Company;
- Responsible for timelines and deliverables from the Leatt Lab in accordance with the Company's product development plan;
- Manage all international product certifications and homologation i.e CE, FIA, FIM, CIK and so forth;
- Develop and manage relationships with all relevant international sporting bodies;
- Manage all communication with outside academic and research institutes;
- Act as a consultant for the product development department
- Act as a consultant for the quality control function;
- Chief witness in product liability cases;
- Investigate and present new business opportunities for the Company to promote revenue growth;
- Participate in Company Investor relations activities including road shows and shareholder communication activities; and
- Participate in Corporate Strategy decisions.